Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Spectrum Sciences & Software Holdings Corp. (the “Company”) on Form 10-Q/A for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darryl K. Horne, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Darryl K. Horne

Darryl K. Horne
President and Chief Executive Officer
Date: December 23, 2005